UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): May 24, 2005

Trinsic, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-28467 (Commission File Number)	59-3501119 (I.R.S. Employer Identification Number)

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)

(813) 273-6261
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into Material Definitive Agreement

     On May 24, 2005, we and The 1818 Fund III, L.P. amended the Standby Credit Facility Agreement between us and the Fund principally to increase the facility from $15 million to $20 million. Contemporaneously with the amendment we received an advance under the facility of $2.5 million. The 1818 Fund III, L.P. is one of a family of funds managed by Brown Brothers Harriman & Co. Loans under the credit facility are represented by a Senior Unsecured Promissory Note bearing interest at 9.95% annually. The note matures March 31, 2006, but under certain circumstances may be extended by us until August, 2006. We plan to use the advance proceeds to fund our operations.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation

     See Item 1.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 31, 2005.

TRINSIC, INC.

	BY:	/s/ Horace J. Davis, III

	Name:	Horace J. Davis, III
	Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.